EXHIBIT 10.3

RESTRICTED STOCK UNIT AGREEMENT
The Coca-Cola Company 2014 Equity Plan

The Coca-Cola Company (the “Company”) hereby agrees to award to the recipient named below (the “Recipient”) restricted stock units over the number of shares of Common Stock, $.25 par value, of the Company (the “Shares”) set forth below as the “Award” in accordance with and subject to the terms, conditions and restrictions of this Restricted Stock Unit Agreement, including any country-specific provisions for the Recipient’s country in Appendix A attached hereto (“Appendix A”, together with the Restricted Stock Unit Agreement, the “Agreement”). The Award shall settle as Shares, but until such settlement, the Award will be denominated in restricted stock units. The Shares awarded will be released to the Recipient on the date set forth below (“Release Date”) if the conditions described in this Agreement are satisfied. Such Award will be made under the terms of The Coca‑Cola Company 2014 Equity Plan (the “Plan”), as amended.

Name of Recipient:     XXXXXXXXXX
Award:            XXXXXX Shares
Award Date:
Vesting Date:
Release Date:

TERMS AND CONDITIONS OF THIS AGREEMENT

(1)
General Conditions. This Award is in the form of restricted stock units that settle in Shares at the Release Date. If all of the conditions set forth in this Agreement are satisfied, the Shares will be released to the Recipient as soon as administratively possible following the Release Date. If these conditions are not satisfied, the Award shall be forfeited. Capitalized terms in this Agreement refer to defined terms in the Plan, except as otherwise defined herein. Except as provided in Section 3 or in Appendix A, the Shares shall be released on the Release Date only if the Recipient is continuously employed by the Company, or if different, the Recipient’s employer (the “Employer”), or an Affiliate from the Award Date until the Release Date.

(2)
Shares, Dividends and Voting Rights. As soon as administratively practicable following the Release Date, or as otherwise provided in Section 3 below, the number of indicated Shares shall be issued to the Recipient, provided all conditions set forth in Section 1 above are satisfied. Except as provided in Section 3 below, all Awards shall be settled in Shares.

Prior to the Release Date, the Recipient shall have no rights with respect to the Shares, including but not limited to rights to sell, vote, exchange, transfer, pledge, hypothecate or otherwise dispose of the Shares. In addition, prior to the Release Date, the Recipient shall not be entitled to receive dividends, dividend equivalents and shall not have any other rights with respect to the Shares.
(3)    Employment Events.
(a)    Subject to the attached Appendix A, if any of the employment events listed below occur prior to the Release Date, the terms of this subparagraph shall apply. The following table describes the result depending on the reason for the Recipient’s termination of employment, or other employment event, and the timing of the same. In the event of the Recipient’s termination of employment prior to the Release Date for reasons other than those set forth below, the Award shall be forfeited.

EXHIBIT 10.3

Event	Impact on Vesting	Impact on Release
Disability	Award continues to vest if employee is still employed.	Award shall be settled in Shares on Release Date.
Employment with the Company or a Subsidiary terminates because of Disability	Award immediately vests.	Shares will be released within 90 days after the date of termination.
Employee is involuntary terminated from the Company or a Subsidiary after attaining age 50 and completing 10 Years of Service because of reduction in workforce, internal reorganization, or job elimination and employee signs a release of all claims and, if requested, an agreement on confidentiality and competition

Award held at least 12 months continues to vest for four years from termination date in accordance with the original vesting schedule provided in the Agreement. Award held less than 12 months is forfeited.

Award shall be settled in Shares on Release Date. If required by Section 409A of the Internal Revenue Code, Shares may not be released to specified employees until at least six months following termination of employment.

Employment with the Company or a Subsidiary terminates after attaining age 60 and completing 10 Years of Service	Award held at least 12 months becomes immediately vested. Award held less than 12 months is forfeited.
Shares will be released within 90 days after the date of termination. If required by Section 409A of the Internal Revenue Code, Shares may not be released to specified employees until at least six months following termination of employment.

Employment with the Company or an Affiliate terminates because of death	Award immediately vests.
The Recipient’s estate shall be paid a cash amount equal to the value of the Shares. The value shall be determined based on the closing price of the Shares on the date of the Recipient’s death (or in the case of a non trading day, the next trading day) and shall be paid within 90 days after the Recipient’s death.

Employment with the Company or a Subsidiary involuntarily terminates for reason other than for cause within one year after a Change in Control	Award shall be treated as described in the Plan.	Award shall be treated as described in the Plan.
Employment with the Company or a Subsidiary terminates for any other reason	Award is forfeited.	N/A
US military leave	Vesting continues during leave.	Award shall be settled in Shares on Release Date.
Unpaid leave of absence pursuant to published Company policy of 12 months or less	Vesting continues during leave.	Award shall be settled in Shares on Release Date.
Transfer, at Company’s discretion, to an Affiliate that is not a Subsidiary	Vesting continues after move.	Award shall be settled in Shares on Release Date.
Transfer to a Subsidiary	Vesting continues after move.	Award shall be settled in Shares on Release Date.
Recipient’s employer is no longer an Affiliate under the terms of the Plan (this constitutes a termination of employment under the Plan)	Award is forfeited.	N/A
Employment with an Affiliate terminates for any reason	Award is forfeited.	N/A

(b)     “Years of Service” for purposes of this agreement means “Years of Vesting Service” as that term is defined in The Coca-Cola Company Pension Plan, regardless of whether the Recipient is a participant in that plan.
(4)     Acceptance of Agreement. The Recipient shall indicate his or her acceptance of this Agreement, including any Power of Attorney, if requested and in the method directed by the Company.

EXHIBIT 10.3

(5)    Right of Set-off. By accepting this Agreement, the Recipient agrees that, should KO or any Affiliate in its reasonable judgment determine that Recipient owes KO or any Affiliate any amount due to any loan, note, obligation or indebtedness, including but not limited to amounts owed to KO pursuant to KO’s tax equalization program or KO’s policies with respect to travel and business expenses, and if the Recipient has not satisfied such obligation(s), then KO may instruct Merrill Lynch to withhold and/or sell shares of KO Stock acquired by the Recipient upon release, or KO may deduct funds equal to the amount of such obligation from the Recipient's salary or other funds due to the Recipient from KO.
(6)     Stock Splits and Other Adjustments. In the event that the Company’s shares, as a result of a stock split or stock dividend or combination of shares or any other change or exchange for other securities, by reclassification, reorganization or otherwise, are increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of Shares to be awarded under this Agreement shall be adjusted to reflect such change in such manner as the Board of Directors of the Company or the Compensation Committee may deem appropriate. If any such adjustment shall result in a fractional share, such fraction shall be disregarded.
(7)    Notices. Each notice relating to this Award shall be in writing. All notices to the Company shall be addressed to the Secretary, The Coca-Cola Company, One Coca-Cola Plaza, Atlanta, Georgia 30313. All notices to the Recipient shall be addressed to the address of the Recipient on file with the Company, the Employer, and/or the Company’s plan broker, Merrill, Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”). Either the Company or the Recipient may designate a different address by written notice to the other. Written notice to said addresses shall be effective to bind the Company, the Recipient and the Recipient's representatives and beneficiaries.
(8)    Responsibility for Taxes.
(a)    Irrespective of any action taken by the Company or the Employer, the Recipient hereby acknowledges and agrees that the ultimate liability for all income tax, social insurance, National Insurance Contributions, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Recipient’s participation in the Plan and legally applicable to the Recipient (“Tax-Related Items”), is and remains the responsibility of the Recipient or the Recipient’s estate (as applicable) and may exceed the amount actually withheld by the Company or the Employer. The Recipient acknowledges and understands that the requirements with respect to the Tax-Related Items may change from time to time as applicable laws or interpretations change.
(b)    Prior to any relevant taxable or tax withholding event, as applicable, the Recipient agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Recipient authorizes the Company, the Employer, and their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items withholding obligations by one or a combination of the following:

(1)
withholding from the Recipient’s wages or other cash compensation paid to the Recipient by the Company and/or the Employer, or any other payment of any kind otherwise due to the Recipient by the Company and/or the Employer; or

(2)
withholding from proceeds of the sale of Shares acquired upon vesting/settlement of the Award, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Recipient’s behalf pursuant to this authorization without further consent); or

(3)	retention of or withholding in Shares to be issued upon vesting/settlement of the Award.
(c)        If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Recipient is deemed to have been issued the full number of Shares subject to the Award, notwithstanding that a number of the Shares are retained solely for the purpose of paying the Tax-Related Items.
(d)    In addition, the Recipient shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Recipient’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Recipient fails to comply with the Recipient’s obligations in connection with the Tax-Related Items.
(e)    The Recipient further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting, settlement or release of the Award, the issuance of Shares upon settlement or release of the Award, the subsequent sale of Shares acquired pursuant to such settlement or release and the receipt of any dividends and/or dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Recipient’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Recipient is subject to tax in more than one jurisdiction, the Recipient acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. For Recipients who are

EXHIBIT 10.3

International Service Associates or covered by another international service policy, all Tax-Related Items remain the Recipient’s responsibility, except as expressly provided in the Company’s International Service Policy and/or Tax Equalization Policy.
(9)    Compensation Committee. The Recipient hereby agrees that (a) any change, interpretation, determination or modification of this Agreement by the Compensation Committee shall be final and conclusive for all purposes and on all persons including the Company and the Recipient; provided, however, that with respect to any amendment or modification of the Plan which affects the Award of Shares made hereby, the Compensation Committee shall have determined that such amendment or modification is in the best interests of the Recipient of such Award; and (b) this Agreement and the Award shall not affect in any way the right of the Company or the Employer to terminate or change the employment of the Recipient.
(10)     Prohibited Activities. In the event Recipient engages in a “Prohibited Activity” (as defined below), at any time during the term of this Agreement, or within one year after termination of the Recipient’s employment from the Company and/or the Employer, or within one year after the Release Date, whichever occurs latest, the Award shall be forfeited and, if applicable, any payment associated with the Award shall be forfeited and repaid to the Company.
Prohibited Activities are:
(a)Non-Disparagement – making any statement, written or verbal, in any forum or media, or taking any action in disparagement of the Company, the Employer and/or any Affiliate thereof, including but not limited to negative references to the Company or its products, services, corporate policies, or current or former officers or employees, customers, suppliers, or business partners or associates;
(b)No Publicity – publishing any opinion, fact, or material, delivering any lecture or address, participating in the making of any film, radio broadcast or television transmission, or communicating with any representative of the media relating to confidential matters regarding the business or affairs of the Company, the Employer and/or any Affiliate which the Recipient was involved with during the Recipient’s employment;
(c)Non-Disclosure of Trade Secrets – failure to hold in confidence all Trade Secrets of the Company, the Employer and/or any Affiliate that came into the Recipient’s knowledge during the Recipient’s employment by the Company, the Employer or any Affiliate, or disclosing, publishing, or making use of at any time such Trade Secrets, where the term "Trade Secret" means any technical or non-technical data, formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential customers or suppliers or other information similar to any of the foregoing, which (i) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy;
(d)Non-Disclosure of Confidential Information – failure to hold in confidence all Confidential Information of the Company, the Employer and/or any Affiliate that came into the Recipient’s knowledge during the Recipient’s employment by the Company, the Employer or any Affiliate, or disclosing, publishing, or making use of such Confidential Information, where the term "Confidential Information" means any data or information, other than Trade Secrets, that is valuable to the Company and not generally known to the public or to competitors of the Company;
(e)Return of Materials – failure of the Recipient, in the event of the Recipient’s termination of employment for any reason, promptly to deliver to the Company all memoranda, notes, records, manuals or other documents, including all copies of such materials and all documentation prepared or produced in connection therewith, containing Trade Secrets or Confidential Information regarding the Company's business, whether made or compiled by Recipient or furnished to the Recipient by virtue of the Recipient’s employment with the Company, the Employer or any Affiliate, or failure promptly to deliver to the Company all vehicles, computers, credit cards, telephones, handheld electronic devices, office equipment, and other property furnished to the Recipient by virtue of the Recipient’s employment with the Company, the Employer or any Affiliate;
(f)Non-Compete – rendering services for any organization which, or engaging directly or indirectly in any business which, in the sole judgment of the Compensation Committee or the Chief Executive Officer of the Company or any senior officer designated by the Compensation Committee, is or becomes competitive with the Company;
(g)Non-Solicitation – soliciting or attempting to solicit for employment for or on behalf of any corporation, partnership, or other business entity any employee of the Company with whom Recipient had professional interaction during the last twelve months of the Recipient’s employment with the Company, the Employer or any Affiliate; or

EXHIBIT 10.3

(h)Violation of Company Policies – violating any written policies of the Company or the Employer applicable to Recipient, including without limitation the Company’s insider trading policy.
(11)    Modification of Agreement. If any of the terms of this Agreement may in the opinion of the Company conflict or be inconsistent with any applicable law or regulation of any governmental agency having jurisdiction, the Company reserves the right to modify this Agreement to be consistent with applicable laws or regulations.
(12)    Data Privacy. The following provisions shall apply to the Recipient only if he or she resides outside the US, UK, the EU and EEA:
(a)        Recipient voluntarily consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other Plan materials (“Data”) by and among, as applicable, KO and any Affiliate or employer for the exclusive purpose of implementing, administering, and managing his or her participation in the Plan.
(b)        Recipient understands that KO and its Affiliates may hold certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of KO Stock or directorships held in KO, details of all equity awards or any other entitlement to stock awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the exclusive purpose of implementing, administering, and managing the Plan.
(c)        Recipient understands that Data will be transferred to one or more a stock plan service provider(s) selected by KO, which may assist KO with the implementation, administration, and management of the Plan.  Recipient understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different, including less stringent, data privacy laws and protections than Recipient’s country.  Recipient understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting a local human resources representative.  Recipient authorizes KO and any other possible recipients that may assist KO (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing Recipient’s participation in the Plan.
(d)        Recipient understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan.  Recipient understands that if he or she resides in certain jurisdictions outside the United States, to the extent required by applicable laws, Recipient may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting the Award, in any case without cost, by contacting in writing a local human resources representative.  Further, Recipient understands that he or she is providing these consents on a purely voluntary basis.  If Recipient does not consent or if he or she later seeks to revoke consent, his or her engagement as a service provider with KO or an Affiliate will not be adversely affected; the only consequence of refusing or withdrawing consent is that KO will not be able to grant him or her awards under the Plan or administer or maintain awards.  Therefore, Recipient understands that refusing or withdrawing consent may affect his or her ability to participate in the Plan (including the right to retain the Award).  Recipient understands that he or she may contact a local human resources representative for more information on the consequences of refusal to consent or withdrawal of consent.
The following provisions shall apply to the Recipient only if he or she resides in the UK, EU or EEA:
(e)        Data Collected and Purposes of Collection.  Recipient understands that KO, acting as controller, as well as the employer, may collect, to the extent permissible under applicable law, certain personal information about him or her, including name, home address and telephone number, information necessary to process the Award (e.g., mailing address for a check payment or bank account wire transfer information), date of birth, social insurance number or other identification number, salary, nationality, job title, employment location, any capital shares or directorships held in KO (but only where needed for legal or tax compliance), any other information necessary to process mandatory tax withholding and reporting, details of all Awards granted, canceled, vested, unvested or outstanding in his or her favor, and where applicable service termination date and reason for termination  (all such personal information is referred to as “Data”).  The Data is collected from the Recipient, the employer, and from KO, for the exclusive purpose of implementing, administering and managing the Plan pursuant to the terms of this Agreement.  The legal basis (that is, the legal justification) for processing the Data is to perform this n Agreement.  The Data must be provided in order for Recipient to participate in the Plan and for the parties to this Agreement to perform their respective obligations thereunder.  If Recipient does not provide Data, he or she will not be able to participate in the Plan and become a party to this Agreement.
(f)        Transfers and Retention of Data.  Recipient understands that the employer will transfer Data to KO for purposes of plan administration. KO and the employer may also transfer Recipient’s Data to other service providers

EXHIBIT 10.3

(such as accounting firms, payroll processing firms or tax firms), as may be selected by KO in the future, to assist KO with the implementation, administration and management of this Agreement.  Recipient understands that the recipients of the Data may be located in the United States, a country that does not benefit from an adequacy decision issued by the European Commission.  Where a recipient is located in a country that does not benefit from an adequacy decision, the transfer of the Data to that recipient will be made pursuant to an adequate transfer mechanism, such as the European Commission-approved Standard Contractual Clauses, a copy of which may be obtained at samori@coca-cola.com. Recipient understands that Data will be held only as long as is necessary to implement, administer and manage his or her rights and obligations under this Agreement, and for the duration of the relevant statutes of limitations, which may be longer than the term of this Agreement.
(g)    Rights in Respect of Data. KO will take steps in accordance with applicable legislation to keep Data accurate, complete and up-to-date.  Recipient is entitled to have any inadequate, incomplete or incorrect Data corrected (that is, rectified).  Recipient also has the right to request access to his or her Data as well as additional information about the processing of that Data.  Further, Recipient is entitled to object to the processing of Data or have his or her Data erased, under certain circumstances.  As from May 25, 2018, and subject to conditions set forth in applicable law, Recipient also is entitled to (i) restrict the processing of his or her Data so that it is stored but not actively processed (e.g., while KO assesses whether he or she is entitled to have Data erased) and (ii) receive a copy of the Data provided pursuant to this Agreement or generated by Recipient, in a common machine-readable format.  To exercise his or her rights, Recipient may contact a local human resources representative.  Recipient may also contact the relevant data protection supervisory authority, as he or she has the right to lodge a complaint.  The data protection officer may be contacted at samori@coca-cola.com.
(13)     Nature of Award. In accepting the Award, the Recipient acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and the Company can amend, modify, suspend, cancel or terminate it at any time, to the extent permitted under the Plan;
(b)    this Award and any other awards under the Plan are voluntary and occasional and do not create any contractual or other right to receive future awards or benefits in lieu of any awards, even if similar awards have been granted repeatedly in the past;
(c)    all determinations with respect to any future awards, including, but not limited to, the times when awards are made, the number of Shares, and other conditions attached to the awards, will be at the sole discretion of the Company and/or the Compensation Committee;
(d)    participation in this Plan or program is voluntary;
(e)    this Award and the underlying Shares, and any income derived therefrom are not paid in lieu of and are not intended to replace any pension rights or compensation and not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any termination, severance, resignation, redundancy, dismissal, end of service payments, bonuses, long-service awards, life or accident insurance benefits, pension or retirement or welfare benefits or similar payments;
(f)    for purposes of the Award, the Recipient’s employment or service relationship will be considered terminated as of the date the Recipient is no longer actively providing services to the Company or any Affiliate (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where the Recipient is employed or the terms of the Recipient’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, the Recipient’s right to vest in the Award under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Recipient’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Recipient is employed or the terms of the Recipient’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when the Recipient is no longer actively providing services for purposes of the Award (including whether the Recipient may still be considered to be providing services while on a leave of absence);
(g)    the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(h)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from the termination of the Recipient’s employment or other service relationship (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Recipient is employed or the terms of the Recipient’s employment agreement, if any), and in consideration of the grant of the Award to which the Recipient is otherwise not entitled, the Recipient irrevocably agrees never to institute any claim against the Company, the Employer or any Affiliate; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Recipient shall be deemed irrevocably to have agreed

EXHIBIT 10.3

not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim; and
(i)    the Award and the Recipient’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company, the Employer or any Affiliate and shall not interfere with the ability of the Company, the Employer or any Affiliate, as applicable, to terminate the Recipient’s employment or service relationship (if any); and
(j)    if the Recipient is providing services outside the United States, the Recipient acknowledges and agrees that neither the Company, the Employer nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Recipient’s local currency and the United States Dollar that may affect the value of the Award or of any amounts due to the Recipient pursuant to the settlement of the Award or the subsequent sale of any Shares acquired upon settlement.
(14)    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Recipient’s participation in the Plan, or the Recipient’s acquisition or sale of the underlying Shares. The Recipient is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
(15)    Entire Agreement; Severability. The Plan and this Agreement set forth the entire understanding between the Recipient, the Employer, the Company, and any Affiliate regarding the acquisition of the Shares and supersedes all prior oral and written agreements pertaining to this Award. If all or any part or application of the provisions of this Agreement are held or determined to be invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction in an action between Recipient and the Company, each and all of the other provisions of this Agreement shall remain in full force and effect.
(16)    Governing Law and Venue. This Award and this Agreement has been made in and shall be governed by, construed under and in accordance with the laws of the State of Delaware, United States of America, without regard to the conflict of law provisions, as provided in the Plan. Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Award or this Agreement, shall be brought and heard exclusively in the United States District Court for the District of Delaware or the Delaware Superior Court, New Castle County. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.
(17)    Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon settlement of the Award prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Recipient understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, the Recipient agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without the Recipient’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.
(18)    Language. If the Recipient has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
(19)    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Recipient hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company and that such online or electronic participation shall have the same force and effect as documentation executed in written form.
(20)    Appendix A. The Award shall be subject to any special terms and conditions for the Recipient’s country set forth in Appendix A. Moreover, if the Recipient relocates to one of the countries included in Appendix A, the special terms and conditions for such country will apply to the Recipient, to the extent the Company determines that the

EXHIBIT 10.3

application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A constitutes part of this Agreement.
(21)    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Recipient’s participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Recipient to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
(22)    Waiver. The Recipient acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Recipient or any other Recipient.
(23)    Insider Trading Restrictions/Market Abuse Laws. The Recipient acknowledges that, depending on the Recipient’s country of residence, the Recipient may be subject to insider trading restrictions and/or market abuse laws, which may affect the Recipient’s ability to acquire or sell shares of Common Stock or rights to shares of Common Stock (e.g., Awards) under the Plan during such times as the Recipient is considered to have “inside information” regarding the Company (as defined by the laws in the Recipient’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy. The Recipient acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Recipient is advised to speak to his or her personal advisor on this matter.
(24)    Stock Ownership Guidelines and Agreement to Retain Shares. If the Recipient is subject to KO’s stock ownership guidelines, the Recipient expressly agrees as a condition of this award that if the Recipient has not met the applicable stock ownership guidelines within the time prescribed therein, the Recipient will not sell the number of shares of KO Stock obtained upon Release (after paying the Tax‑Related Items) until the Recipient has satisfied the Recipient's share ownership guidelines and then only shares in excess of those guidelines.

THE COCA-COLA COMPANY

_______________________________________
Authorized Signature

Using the Merrill Lynch voice response system or other available means, the Recipient must accept the above Award in accordance with and subject to the terms and conditions of this Agreement and the Plan, acknowledge that he or she has read this Agreement and the Plan, and agrees to be bound by this Agreement, the Plan and the actions of the Committee. If he or she does not do so prior to [Date], then the Company may declare the Award null and void at any time. Also, in the unfortunate event that death occurs before this Agreement has been accepted, this Award will be voided, which means the Award will terminate automatically and cannot be transferred to the Recipient's heirs pursuant to the Recipient's will or the laws of descent and distribution.

EXHIBIT 10.3

Power of Attorney

This Power of Attorney shall not apply if the Recipient becomes an Executive Officer or a Reporting Officer under Section 16 of the Securities Exchange Act of 1934.

The Recipient, by electing to participate in the Plan and accepting the Agreement, does hereby appoint as attorney-in-fact, the Company, through its duly appointed representative, as the Recipient’s true and lawful representative, with full power and authority to do the following:

(i)
To direct, instruct, authorize and prepare and execute any document necessary to have Merrill Lynch (or any successor broker designated by the Company) sell on the Recipient’s behalf a set percentage of the Shares the Recipient receives at vesting as may be needed to cover Tax-Related Items due at vesting;

(ii)
To direct, instruct, authorize and prepare and execute any document necessary to have the Company and/or Merrill Lynch (or any successor broker designated by the Company) use the Recipient’s bank and/or brokerage account information and any other information as required to effectuate the sale of Shares the Recipient receives at vesting as may be needed to cover Tax-Related Items due at vesting;

(iii)	To take any additional action that may be necessary or appropriate for implementation of the Plan with any competent taxing authority; and

(iv)	To constitute and appoint, in the Recipient’s place and stead, and as the Recipient’s substitute, one representative or more, with power of revocation.

The authority set forth herein to sell Shares shall not be valid if the Recipient or the Company notifies Merrill Lynch that the Recipient is unable to trade in Company securities due to trading restrictions pursuant to the Company’s Insider Trading Policy or applicable securities laws.  The Recipient hereby ratifies and confirms as his or her own act and deed all that such representative may do or cause to be done by virtue of this instrument.

APPENDIX A

THE COCA-COLA COMPANY
2014 EQUITY PLAN
RESTRICTED STOCK UNIT AGREEMENT

Terms and Conditions
This Appendix includes additional terms and conditions that govern the Award granted to the Recipient under the Plan if the Recipient works in one of the countries listed below. If the Recipient is a citizen or resident of a country other than the one in which the Recipient is currently working, is considered a resident of another country for local law purposes or if the Recipient transfers employment and/or residency between countries after the Award Date, the Company will, in its discretion, determine the extent to which the terms and conditions herein will be applicable to the Recipient.
Certain capitalized terms used but not defined in this Appendix have the same meanings set forth in the Plan and/or the Agreement, as applicable.
Notifications
This Appendix also includes information regarding securities, exchange control and certain other tax or legal issues of which the Recipient should be aware with respect to the Recipient's participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of December 2018. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Recipient not rely on the information in this Appendix as the only source of information relating to the consequences of the Recipient's participation in the Plan because the information may be out of date when the Award vests, Shares are issued to the Recipient and/or the Recipient sells Shares acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to the Recipient's particular situation and the Company is not in a position to assure the Recipient of a particular result. Accordingly, the Recipient is advised to seek appropriate professional advice as to how the relevant laws in the Recipient's country may apply to his or her situation. Furthermore, additional privacy laws may apply in the Recipient’s country.
Finally, if the Recipient is a citizen or resident of a country other than the one in which the Recipient is currently working, is considered a resident of another country for local law purposes or if the Recipient transfers employment and/or residency between countries after the Award Date, the information contained herein may not be applicable to the Recipient in the same manner.
ARGENTINA
Notifications

Securities Law Information

The Recipient understands that neither the Awards nor the Shares underlying the Awards are publicly offered or listed on any stock exchange in Argentina. Therefore, the offer of the Awards does not constitute a public offering as defined under Argentine law. The offer is private and not subject to the supervision of any Argentine governmental authority.
Exchange Control Information
If the Recipient transfers proceeds from the sale of Shares and any cash dividends into Argentina, the Recipient may be subject to certain restrictions. If the transfer of funds received in connection with the Award into Argentina is made within 10 days of receipt, 30% of the amount transferred into Argentina may be subject to mandatory deposit in a non-interest bearing account for a holding period of 365 days. The Argentine bank handling the transaction may request certain documentation in connection with the request to transfer sale proceeds into Argentina (e.g., evidence of the sale, proof of the source of the funds used to purchase the Shares, etc.). If the bank determines that the 10-day rule or any other rule or regulation promulgated by the Argentine Central Bank has not been satisfied, it will require that 30% of the proceeds be placed in a non-interest bearing deposit account for a holding period of 365 days.

The Recipient is solely responsible for complying with the exchange control rules that may apply to the Recipient in connection with his or her participation in the Plan and/or transfer of proceeds from the sale of Shares or receipt of dividends acquired under the Plan into Argentina. Prior to transferring funds into Argentina, the Recipient should consult his or her local bank and/or exchange control advisor to confirm what will be required by the bank because interpretations of the applicable Central Bank regulations vary by bank and exchange control rules and regulations are subject to change without notice.

Foreign Asset/Account Reporting Information

Argentinian residents must report any Shares acquired under the Plan and held by the resident on December 31 of each year on their annual tax return for that year.
AUSTRALIA
Terms and Conditions

Australian Offer Document
The offer of the Award is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Offer Document for the offer of the Award to Australian resident employees, which will be provided to the Recipient with the Agreement.

Notifications

Securities Law Information

The Recipient understands that if he or she acquires Shares upon vesting/settlement of the Award and subsequently offers such Shares for sale to a person or entity resident in Australia, such an offer may be subject to disclosure requirements under Australian law. The Recipient should obtain legal advice regarding applicable disclosure requirements prior to making any such offer.

Exchange Control Information

Australian residents must report inbound and/or outbound cash transactions exceeding A$10,000 and inbound and/or outbound international fund transfers of any value if the transfers do not involve an Australian bank.
Offer of Stock Awards
The Board of Directors of KO, in its absolute discretion, may make a written offer to an eligible person who is an Australian resident it chooses to accept a stock award to acquire Shares.
The offer shall specify the maximum number of Shares subject to a stock award which the Recipient may accept, the date of grant, the expiration date, the vesting conditions (if any), any applicable holding period and any disposal restrictions attaching to the Awards or the resultant Shares (all of which may be set by the Board of Directors of KO in its absolute discretion).
The offer is intended to receive tax deferred treatment under Subdivision 83A-C of the Income Tax Assessment Act 1997(Cth). The conditions to receive such treatment are contained in this Appendix.
The offer shall be accompanied by an acceptance form and a copy of the Plan and this Appendix or, alternatively, details on how the Recipient may obtain a copy of the Plan and this Appendix.
Grant of Awards
If the Recipient validly accept the Board of Directors of KO’s offer of a stock award, the Board must grant the Recipient the stock award for the number of shares for which the stock award was accepted. However, the Board must not do so if the Recipient has ceased to be an eligible person at the date when the stock award is to be granted or the Company is otherwise prohibited from doing so under the Corporations Act 2001(Cth) (the “Corporations Act”) without a disclosure document, product disclosure statement or similar document.
The Company must provide a stock award agreement in respect of the stock award granted to the Recipient to be executed by the Recipient as soon as practicable after the date of grant.
Stock awards granted to the Recipient under this Appendix that are Awards must not have an expiration date exceeding fifteen (15) years from the date of grant.
Tax Deferred Treatment
Ordinary shares. Stock awards issued to the Recipient under this Appendix must relate to ordinary shares. For the purpose of this Appendix, ordinary shares shall be defined in accordance with its ordinary meaning under Australian law.
Predominant business of the Company. Stock swards must not be issued Recipient where those stock awards relate to shares in a company that has a predominant business of the acquisition, sale or holding of shares, securities or other investments.
Real risk of forfeiture. Stock awards that are Awards issued to Recipient under this Appendix must have a real risk of forfeiture, the vesting conditions by which this risk is achieved is to be determined by the Board of Directors of KO in its absolute discretion.
10% limit on shareholding and voting power. Immediately after Recipient acquires the stock awards, Recipient must not: (i) hold a beneficial interest in more than 10% of the shares in KO; or (ii) be in a position to cast, or control the casting of, more than 10% of the maximum number of votes that might be cast at a general meeting of KO. For the purposes of these thresholds, stock awards that are Awards are treated as if they have vested and converted into KO Stock.
AUSTRIA
Notifications

Securities Disclaimer
The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Austria. Participation in the Plan is also anticipated to be exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation in force from July 2019.
Consumer Protection Information

The Recipient may be entitled to revoke the Agreement on the basis of the Austrian Consumer Protection Act (the “Act”) under the conditions listed below, if the Act is considered to be applicable to the Agreement and the Plan:

(i)	The revocation must be made within one week after the acceptance of the Agreement.

(ii)
The revocation must be in written form to be valid. It is sufficient if the Recipient returns the Agreement to the Company or the Company’s representative with language that can be understood as the Recipient’s refusal to conclude or honor the Agreement, provided the revocation is sent within the period discussed above.

Exchange Control Information
If the Recipient holds securities (including Shares acquired under the Plan) or cash (including proceeds from the sale of Shares and any cash dividends) outside of Austria (even if the Recipient holds them outside of Austria at a branch of an Austrian bank), the Recipient may be required to report certain information to the Austrian National Bank if certain thresholds are exceeded.
Specifically, if the Recipient is an Austrian resident and holds securities outside of Austria, reporting requirements will apply if the value of such securities meets or exceeds (i) €30,000,000 as of the end of any calendar quarter, or (ii) €5,000,000 as of December 31. Further, if the Recipient holds cash in accounts outside of Austria (including proceeds from the sale of shares and any cash dividends), monthly reporting requirements will apply if the aggregate transaction volume of such cash accounts meets or exceeds €3,000,000 including the transactions and balances of all such cash accounts.
BELGIUM
Notifications

Securities Disclaimer
The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Belgium. Participation in the Plan is also anticipated to be exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation in force from July 2019.
Foreign Asset/Account Reporting Information

The Recipient is required to report any taxable income attributable to the Award on his or her annual tax return. Additionally, Belgian residents are required to report any security or bank accounts (including brokerage accounts) maintained outside of Belgium on their annual tax return. In a separate report, they will be required to provide the National Bank of Belgium with certain details regarding such foreign accounts.
BRAZIL
Terms and Conditions

Nature of Grant

The following provision supplements Section 12 of the Agreement:

The Recipient agrees that (i) he or she is making an investment decision, (ii) the Shares will be issued to him or her only if the vesting conditions are met and any necessary services are rendered by the Recipient over the vesting period, and (iii) the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to the Recipient.

Compliance with Law
By accepting the Award, the Recipient acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting/settlement of the Award and issuance and/or sale of Shares acquired under the Plan and the receipt of any dividends.

Notifications
Foreign Asset/Account Reporting Information
If the Recipient is resident or domiciled in Brazil, the Recipient will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000 as of December 31. Assets and rights that must be reported include Shares acquired under the Plan.
CANADA
Terms and Conditions

Termination of Employment

The following provision supplements Section 12(f) of the Agreement:

In the event of the Recipient’s termination of employment for any reason (whether or not later found invalid or in breach of local employment laws or the terms of the Recipient’s employment agreement, if any), any unvested portion of the Award shall be immediately forfeited without consideration.  For purposes of the preceding sentence, the Recipient’s right to vest in the Award will terminate effective as of the earlier of the following dates: (i) the date on which the Recipient’s employment is terminated; (ii) the date the Recipient receives written notice of termination of employment from the Company or one of the Affiliates; or (iii) the date the Recipient is no longer actively providing services to the Company or one of the Affiliates.  The right to vest in and exercise the Award (as discussed above) will not be extended by any notice period (e.g., active service would not include any contractual notice period or any period of “garden leave” or similar period mandated under Canadian laws or the terms of the Recipient’s employment or service agreement, if any). The Committee shall have the exclusive discretion to determine when the Recipient is no longer actively providing services for purposes of the Recipient’s Award (including whether the Recipient may still be considered to be providing services while on a leave of absence).

Data Privacy

The following provision supplements Section 11 of the Agreement:

The Recipient hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Recipient further authorizes the Company, any Affiliates and any stock plan service provider that may be selected by the Company to assist with the Plan to disclose and discuss the Plan with their respective advisors. The Recipient further authorizes the Company and any Affiliates to record such information and to keep such information in the Recipient’s employee file.

Language Consent
The following terms and conditions apply to the Recipients resident in Quebec:

The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement relatif à la langue utilisée

Les parties reconnaissent avoir exigé que cette convention («Agreement») soit rédigée en anglais, ainsi que tous les documents, avis et procédures judiciaires, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente.

Notifications

Securities Law Information

The Recipient is permitted to sell Shares acquired through the Plan through the designated broker appointed by the Company, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (i.e., New York Stock Exchange).

Foreign Asset/Account Reporting Information

Canadian residents are required to report any foreign property (e.g., Shares acquired under the Plan and possibly unvested Awards) on form T1135 (Foreign Income Verification Statement) if the total cost of their foreign property exceeds C$100,000 at any time in the year, although the reporting requirements have been simplified if the cost is less than C$250,000. It is the Recipient’s responsibility to comply with these reporting obligations, and the Recipient should consult his or her own personal tax advisor in this regard.
CHILE
Notifications

Securities Law Information

Neither the Company nor Shares are registered with the Chilean Registry of Securities or under the control of the Chilean Superintendence of Securities.

Exchange Control Information

It is responsibility of the Recipient to make sure that the Recipient complies with exchange control requirements in Chile when the value of Recipient’s share transaction is in excess of US$10,000.
If the aggregate value of the Shares received under the Award exceeds US$10,000, the Recipient must sign Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the Central Bank within 10 days of the settlement of the Awards.
The Recipient is not required to repatriate funds obtained from the sale of the Shares. However, if the Recipient decides to repatriate such funds, the Recipient must do so through the Formal Exchange Market if the amount of the funds exceeds US$10,000. In such case, the Recipient must report the payment to a commercial bank or registered foreign exchange office receiving the funds.
If Recipient’s aggregate investments held outside of Chile exceeds US$5,000,000 (including the investments made under the Plan), the Recipient must report the investments annually to the Central Bank. Annex 3.1 of Chapter XII of the Foreign Exchange Regulations must be used to file this report.
Please note that exchange control regulations in Chile are subject to change. The Recipient should consult with his or her personal legal advisor regarding any exchange control obligations that the Recipient may have in connection with the Award.
Annual Tax Reporting Obligation

The Chilean Internal Revenue (the “CIRS”) requires all taxpayers to provide information annually regarding: (i) the taxes paid abroad which they will use as a credit against Chilean income taxes, and (ii) the results of foreign investments. These annual reporting obligations must be complied with by submitting a sworn statement setting forth this information before March 15 of each year. The forms to be used to submit the sworn statement are Tax Form 1853 “Annual Sworn Statement Regarding Credits for Taxes Paid Abroad” and Tax Form 1851 “Annual Sworn Statement Regarding Investments Held Abroad.” If the Recipient is not a Chilean citizen and has been a resident in Chile for less than three years, the Recipient is exempt from the requirement to file Tax Form 1853. These statements must be submitted electronically through the CIRS website at http://www.sii.cl.
CHINA

Terms and Conditions

The following provisions govern the Recipient’s participation in the Plan if the Recipient is a national or passport holder of the People’s Republic of China (“PRC”) resident and working in mainland China:

Separation from the Company

Notwithstanding any provisions in the Agreement to the contrary, the following provisions apply in the event of separation from the Company or an Affiliate in China due to Disability and Retirement:

Awards held less than 12 months from the date of Award are forfeited.

For Awards held at least 12 months, the Performance Period shall be shortened to the beginning of the original Performance Period through the end of the year prior to the year of termination of employment after having attained age 55 and completing 10 Years of Service (“Retirement”) or Disability, as applicable. If the Performance Criteria are met during the shortened Performance Period, instead of an award of Shares, the Recipient shall be paid a cash amount equal to the value of the Shares that would have been earned based upon performance during the shortened period. The value shall be determined based on the closing price of the Shares on the date of the Recipient’s Disability or Retirement, as applicable, and shall be paid within 90 days of the Recipient’s Disability or Retirement, as applicable.

The following provision of Section 3(a) of the Agreement is replaced with the following:

Employment with the Company or a Subsidiary terminates after attaining age 55 and completing 10 Years of Service (“Retirement”)
•    Awards held less than 12 months from the Award Date are forfeited.
•    For Awards held at least 12 months from the Award Date, the Performance Period continues.
•    After the Performance Criteria are certified, the number of Shares earned are issued and released on the Release Date. If required by Section 409A of the Internal Revenue Code, Shares may not be released to specified employees until at least six months following termination of employment.

•    Issue and/or release Shares earned on the Release Date. If required by Section 409A of the Internal Revenue Code, Shares may not be released to specified employees until at least six months following termination of employment.

Exchange Control Requirements

By accepting the Award, the Recipient acknowledges that he or she understands and agrees that, due to exchange control requirements in China, the Recipient is not permitted to transfer any Shares acquired under the Plan out of the Recipient’s account established with the Company’s designated broker. In addition, as a condition of participation, the Recipient must execute the Power of Attorney below and agree to certain special terms and conditions as set forth below to comply with exchange control requirements in China and allow the Plan to continue in operation. Any and all Awards granted to the Recipient (including any and all outstanding Awards previously granted, any Shares issued to the Recipient in respect thereof, as well as current and future grants of Awards issued to the Recipient hereafter) are subject to local exchange control requirements, including the following special terms and conditions:

(i)Notwithstanding any terms or conditions of the Plan and the Agreement to the contrary, the Recipient must sell all of the Shares received through the vesting of any Award within six (6) months following the Recipient’s termination of employment for any reason, or within any other timeframe as may be required by the State Administration of Foreign Exchange (“SAFE”), Shanghai branch. In no event shall the Recipient be permitted to hold Shares later than six (6) months following the date of the Recipient’s termination of employment for any reason, and the Company will authorize Merrill Lynch (or any successor broker designated by the Company) to sell the Shares (on the Recipient’s behalf and pursuant to the authorization without further consent) should the Shares remain in the Recipient’s account more than six (6) months following the Recipient’s termination of employment. In addition, upon vesting of the Award, a set percentage of the Shares issued at vesting may need to be sold in order to cover any Tax-Related Items due at vesting.

The Recipient must authorize Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) or any successor broker designated by the Company to sell such Shares as described above (on the Recipient’s behalf and pursuant to this authorization) and provide to the Company and/or Merrill Lynch any documentation or evidence necessary to effect such sale of the Shares. Neither the Company nor Merrill Lynch (or any successor broker designated by the Company) are under any obligation to arrange for such sale of the Shares at any particular price or on any specific date or time. Further, the Company shall have the exclusive discretion to determine when the Recipient is no longer actively providing service for purposes of the Award;

(ii)The Recipient must repatriate the cash proceeds from the sale of the Shares issued upon the vesting of the Award to China. Such repatriation of the cash proceeds may need to be effectuated through a special exchange control account established by the Company, the Employer or any other Affiliate in China, and any proceeds from the sale of any Shares the Recipient acquires may be transferred to such special account prior to being delivered to the Recipient (less any Tax-Related Items and any brokerage fees or commissions);

(iii)The Company will deliver the proceeds of the sale of Shares (less any Tax Related Items and any brokerage fees or commissions) to the Recipient as soon as possible, but there may be delays in distributing the funds to the Recipient due to exchange control requirements in China. Proceeds may be paid to the Recipient in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to the Recipient in U.S. dollars, the Recipient will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid to the Recipient in local currency, the Company is under no obligation to secure any particular exchange conversion rate and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions. The Recipient acknowledges and agrees that he or she bears the risk of any currency conversion rate fluctuation between the date that the Shares or any dividends paid on the Shares are sold, as applicable, and the date of conversion of the cash proceeds to local currency.

(iv)The Recipient further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

Power of Attorney

The Recipient is a PRC national employee working for the Company, the Employer or another Related company in China and, by electing to participate in the Plan and accepting the Agreement (including this Appendix), the Recipient does hereby appoint as attorney-in-fact, the Company, through its duly appointed representative, as the Recipient’s true and lawful representative, with full power and authority to do the following:

(i)To direct, instruct, authorize and prepare and execute any document necessary to have Merrill Lynch (or any successor broker designated by the Company) sell on the Recipient’s behalf a set percentage of the Shares the Recipient receives at vesting as may be needed to cover Tax-Related Items due at vesting;

(ii)To direct, instruct, authorize and prepare and execute any document necessary to have Merrill Lynch (or any successor broker designated by the Company) sell on the Recipient’s behalf any and all Shares the Recipient receives through the vesting of the Recipient’s Award, which are still being held in his or her brokerage account as of the date which is six (6) months following the date of his or her termination of employment;

(iii)To direct, instruct, authorize and prepare and execute any document necessary to have Merrill Lynch (or any successor broker designated by the Company) repatriate the proceeds of the sale of the Recipient’s Shares through a special exchange control account in China established by the Company, the Employer or any other Affiliate;

(iv)To direct, instruct, authorize and prepare and execute any document necessary to have the Company and/or Merrill Lynch (or any successor broker designated by the Company) use the Recipient’s bank and/or brokerage account information and any other information as required to effectuate the sale of Shares and the repatriation and delivery of the cash proceeds from such sale;

(v)To take any additional action that may be necessary or appropriate for implementation of the Plan with SAFE and any other competent PRC authority, including but not limited to the transfer of funds through a special exchange control account in China; and

(vi)To constitute and appoint, in the Recipient’s place and stead, and as the Recipient’s substitute, one representative or more, with power of revocation.

The Recipient hereby ratifies and confirms as his or her own act and deed all that such representative may do or cause to be done by virtue of this instrument.

Notifications

Foreign Asset/Account Reporting Information

The Recipient may be required to report to SAFE all details of his or her foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents. Under these rules, the Recipient may be subject to reporting obligations for the Awards, Shares acquired under the Plan, the receipt of any dividends and the sale of Shares.

EGYPT

Notifications

Exchange Control Information

If the Recipient transfers funds into Egypt in connection with the Award, the Recipient is required to transfer the funds through a registered bank in Egypt.

FRANCE
Terms and Conditions
Awards Not Tax-Qualified
The Award is not intended to be a tax-qualified or tax-preferred award, including without limitation, under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code.  The recipient is encouraged to consult with a personal tax advisor to understand the tax and social insurance implications of the Award.
Language Consent
By accepting the French Award, the Recipient confirms having read and understood the documents relating to this grant (the Plan and the Agreement) which were provided in English language.  The Recipient accepts the terms of those documents accordingly. The Recipient confirms that the Recipient has a good knowledge of the English language.
En acceptant l’Attribution, le Bénéficiaire confirme avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat) qui ont été fournis en langue anglaise. Le Bénéficiaire accepte les dispositions de ces documents en connaissance de cause. Etant précisé que le Titulaire a une bonne maîtrise de la langue anglaise.
Notifications
Securities Disclaimer
The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in France. Participation in the Plan is also anticipated to be exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation in force from July 2019.
Foreign Asset/Account Information
The Recipient may hold Shares acquired upon vesting/settlement of the Award, any proceeds resulting from the sale of Shares or any dividends paid on such Shares outside of France, provided the Recipient declares all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) with his or her annual income tax return.  Failure to complete this reporting may trigger penalties for the Recipient.
Tax Withholding
As from January 1, 2019, vesting of the Award will give rise to employer income tax withholding in France.

GERMANY

Notifications

Securities Disclaimer
The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU
Prospectus Directive as implemented in Germany. Participation in the Plan is also anticipated to be exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation in force from July 2019.

Exchange Control Information

Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In the event that the Recipient makes or receives a payment in excess of this amount, he or she is required to report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).

GREECE

Notifications

Securities Disclaimer

The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Greece. Participation in the Plan is also anticipated to be exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation in force from July 2019.

HONG KONG

Terms and Conditions

Securities Law Notice

WARNING: The Award and the Shares underlying the Awards do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or its Affiliates participating in the Plan. The Recipient should be aware that the contents of the Agreement have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. Nor have the documents been reviewed by any regulatory authority in Hong Kong. The Agreement and the Plan are intended only for the personal use of each Recipient and may not be distributed to any other person. The Recipient is advised to exercise caution in relation to the offer of the Award. If the Recipient is in any doubt about any of the contents of the Agreement, including this Appendix, or the Plan, the Recipient should obtain independent professional advice.

Sale of Shares

Any Shares received at vesting are accepted as a personal investment. In the event that any portion of this Award vests within six months of the Award Date, the Recipient agrees that he or she will not offer to the public or otherwise dispose of the Shares acquired prior to the six-month anniversary of the Award Date.

Notifications

Occupational Retirement Schemes Ordinance Alert

The Company specifically intends that neither the Award nor the Plan will be considered or deemed an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”).

INDIA

Notifications

Exchange Control Information

The Recipient must repatriate to India all funds resulting from the sale of Shares within 90 days and all proceeds from the receipt of any dividends within 180 days. The Recipient will receive a foreign inward remittance certificate (“FIRC”) from the bank where he or she deposits the foreign currency. The Recipient should maintain the FIRC as evidence of the repatriation of funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation.

Foreign Asset/Account Reporting Information

The Recipient is required to declare in his or her annual tax return his or her foreign financial assets (including Shares) and any foreign bank accounts. The Recipient understands that it is the Recipient’s responsibility to comply with this reporting obligation and is advised to confer with a personal tax advisor in this regard.

IRELAND

Notifications

Director Notification Requirement

If the Recipient is a director, shadow director or secretary of an Irish Affiliate, the Recipient is required to notify such Irish Affiliate in writing within five business days of (i) receiving or disposing of an interest in the Company (e.g., the Awards, Shares, etc.), (ii) becoming aware of the event giving rise to the notification requirement, or (iii) becoming a director, shadow director or secretary of an Irish Affiliate if such an interest exists at the time.  This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary, as the case may be).

Securities Disclaimer

The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU
Prospectus Directive as implemented in Ireland. Participation in the Plan is also anticipated to be exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation in force from July 2019.

Terms and Conditions
Tax Indemnity
The references in the Plan to “tax” or “taxes” includes any and all taxes, charges, levies and contributions in Ireland or elsewhere, to include, in particular, Universal Social Charge (USC) and Pay Related Social Insurance (PRSI) (“Taxes”).
The Recipient shall be accountable for any Taxes, which are chargeable on any assessable income deriving from the grant, vesting of or other dealing in Awards or shares issued pursuant to Awards. The Company shall not become liable for any Taxes, as a result of the Recipient’s participation in the Plan. In respect of such assessable income, the Recipient shall indemnify the Company and (at the direction of the Company) any Affiliate, which is or may be treated as the employer of the Recipient in respect of the Taxes (the “Tax Liabilities”).
Pursuant to the indemnity referred to herein, where necessary, the Recipient shall make such arrangements, as the Company requires to meet the cost of the Tax Liabilities, including at the direction of the Company any of the following:
making a cash payment of an appropriate amount to the relevant company whether by check, banker's draft or deduction from salary in time to enable the Company to remit such amount to the Irish Revenue Commissioners before the 14th day following the end of the month in which the event giving rise to the Tax Liabilities occurred; or
appointing the Company as agent and / or attorney for the sale of sufficient Shares, acquired pursuant to the grant, vesting, exercise or other dealing in Awards, or Shares issued pursuant to Awards to cover the Tax Liabilities and authorizing the payment to the relevant company of the appropriate amount (including all reasonable fees, commissions and expenses incurred by the relevant company in relation to such sale) out of the net proceeds of sale of the shares.
Employment Rights
The Recipient acknowledges that his or her terms of employment shall not be affected in any way by his or her participation in the Plan, which shall not form part of such terms (either expressly or impliedly). The Recipient acknowledges that his or her participation in the Plan shall be subject at all times to the rules of the Plan as may be amended from time to time. If on termination of the Recipient’s employment (whether lawfully, unlawfully, or in breach of contract) he or she loses any rights or benefits under the Plan (including any rights or benefits which he or she would not have lost had his or her employment not been terminated), the Recipient hereby acknowledges that he or she shall not be entitled to (and hereby waives) any compensation for the loss of any rights or benefits under the Plan, or any replacement or successor plan.
The Plan is entirely discretionary and may be suspended or terminated by the Board of Directors of KO or by the Company at any time for any reason. Participation in the Plan is entirely discretionary and does not create any contractual or other right to receive future grants of Awards or benefits in lieu of Awards. All determinations with respect to future grants will be at the sole discretion of the Board or the Company. Rights under the Plan are not pensionable.
ITALY
Terms and Conditions
Data Privacy
The following provision replaces Section 11 of the Agreement:

The Recipient understands that the Company, the Employer and any Affiliate may hold certain personal information about him or her, including, but not limited to, the Recipient’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Affiliate, details of all Awards, or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding in the Recipient’s favor (“Data”), for the exclusive purpose of implementing, managing and administering the Plan. The Recipient is aware that providing the Company with Data is necessary for the performance of the Plan and that his or her refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect the Recipient’s ability to participate in the Plan.

The Controller of personal data processing is The Coca-Cola Company with registered offices at One Coca-Cola Plaza, Atlanta Georgia, 30313, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Coca-Cola Italia S.r.l., Edison Park Center, Viale Tommaso Edison 110, 20099 Sesto San Giovanni, Milan, Italy.

The Recipient understands that Data may be transferred to the Company or any of its Affiliates, or to any third parties assisting in the implementation, management and administration of the Plan, including any transfer required to its designated broker or other third party with whom Shares acquired under the Plan or cash from the sale of such Shares may be deposited. Furthermore, the recipients that may receive, possess, use, retain, and transfer such Data may be located in Italy or elsewhere, including outside the European Union, and the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Italy.

The processing activity, including transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require the Recipient’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration, and management of the Plan. The Recipient understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The Recipient understands that Data will be held only as long as is required by law or as necessary to implement, administer and manage the Recipient’s participation in the Plan. The Recipient understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, he or she has the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate reason, the Data processing. Furthermore, the Recipient is aware that Data will not be used for direct marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting the Recipient’s local human resources representative.

Plan Document Acknowledgment

In accepting the Award, the Recipient acknowledges that he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, including this Appendix, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including this Appendix.
The Recipient acknowledges that he or she has read and specifically and expressly approves the following sections of the Agreement: Section (3) Employment Events; Section (7) Responsibility for Taxes; Section (12) Nature of Award; Section (15) Governing Law and Venue; Section (18) Electronic Delivery and Acceptance; Section (19) Appendix A; Section (20) Imposition of Other Requirements; and the Data Privacy section above.

Notifications

Foreign Asset/Account Reporting Information

If the Recipient is an Italian resident who, at any time during the fiscal year, holds foreign financial assets (including cash and Shares) which may generate taxable income in Italy, the Recipient is required to report these assets on his or her annual tax return for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations also apply if the Recipient is the beneficial owner of foreign financial assets under Italian money laundering provisions.

Securities Disclaimer

The grant of the Award is exempt from the requirement to publish a prospectus under the EU Prospectus
Directive as implemented in Italy. The grant of the Award is also anticipated to be exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation in force from July 2019.

JAPAN

Notifications

Foreign Asset/Account Reporting Information

Japanese residents holding assets outside of Japan with a total net fair market value exceeding ¥50,000,000 (as of December 31 each year) are required to comply with annual tax reporting obligations with respect to such assets. The Recipient is advised to consult with a personal tax advisor to ensure that he or she is properly complying with applicable reporting requirements.

MEXICO

Terms and Conditions

Labor Law Acknowledgment
These provisions supplement Section 12 of the Agreement:
Modification. By accepting the Award, the Recipient understands and agrees that any modification of the Plan or the Agreement or its termination shall not constitute a change or impairment of the terms and conditions of the Recipient’s employment.
Policy Statement. The grant of the Award made under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.
The Company with registered offices at One Coca-Cola Plaza, Atlanta Georgia, 30313, United States of America, is solely responsible for the administration of the Plan and participation in the Plan and the acquisition of Shares does not, in any way, establish an employment relationship between the Recipient and the Company since the Recipient is participating in the Plan on a wholly commercial basis and the Recipient’s sole employer is Servicios Integrados de Administración y Alta Gerencia S. de R.L. de C.V., nor does it establish any rights between the Recipient and the Employer.
Plan Document Acknowledgment
By accepting the grant of the Awards, the Recipient acknowledges that the Recipient has received a copy of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement.
In addition, by signing the Agreement, the Recipient further acknowledges that he or she has read and specifically and expressly approves the terms and conditions in Section 12 of the Agreement (“Nature of Award,” in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) none of the Affiliates or the Company is responsible for any decrease in the value of the Shares underlying the Award.
Finally, the Recipient hereby declares that the Recipient does not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of the Recipient’s participation in the Plan and therefore grants a full and broad release to the Employer, the Company and any Affiliates with respect to any claim that may arise under the Plan.
Spanish Translation

Términos y Condiciones

Reconocimiento de la Ley Laboral aplicable

Los presentes lineamientos reemplazarán a la Cláusula 12 del Contrato.

Modificación. Al aceptar el Otorgamiento, el Beneficiario reconoce y entiende que cualquier modificación al Plan o al Contrato o su terminación no serán considerados como un cambio o disminución en los términos y condiciones de su relación de trabajo.

Declaración de Política. El Otorgamiento realizado conforme al Plan es unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y discontinuar el mismo en cualquier tiempo, sin responsabilidad alguna.

La Compañía, con oficinas registradas ubicadas en One Coca Cola Plaza, Atlanta Georgia, 30313, EE.UU., es la única responsable de la administración del Plan y de la participación en el mismo, y la adquisición de Acciones no establece de forma alguna una relación de trabajo entre el Beneficiario y la Compañía, ya que su participación en el Plan es completamente comercial, y el único empleador del Beneficiario es Servicios Integrados de Administración y Alta Gerencia, S. de R.L. de C.V., así como tampoco establece ningún derecho entre el Beneficiario y el Patrón.

Reconocimiento del Documento del Plan. Al aceptar el Otorgamiento, el Beneficiario reconoce que ha recibido una copia del Plan, que ha revisado el Plan y el Contrato y que entiende y acepta completamente todas las disposiciones contenidas en el Plan y en el Contrato.

Adicionalmente, al firmar el Contrato, el Beneficiario reconoce que ha leído y que aprueba específica y expresamente los términos y condiciones contenidos en la cláusula 12 del Contrato ("Naturaleza del Otorgamiento") en el cual se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecida por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) ninguna de las empresas Afiliadas o la Compañía, son responsables por cualquier disminución en el valor de las Acciones en relación al Otorgamiento.

Finalmente, el Beneficiario manifiesta que no se reserva ninguna acción o derecho para interponer una demanda en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de la participación del Beneficiario en el Plan y, en consecuencia, otorga el más amplio finiquito al Patrón, así como a la Compañía y empresas Afiliadas con respecto a cualquier demanda que pudiera originarse en virtud del Plan.

MOROCCO

Notifications

Exchange Control Information

The Company reserves the right to force the immediate sale of any Shares to be issued upon vesting and settlement of the Award. If applicable, the Recipient agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on the Recipient’s behalf pursuant to this authorization) and the Recipient expressly authorizes the Company’s designated broker to complete the sale of such Shares. The Recipient acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay the Recipient the cash proceeds from the sale of the Shares, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items. The Recipient acknowledges that the Recipient is not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of this Agreement.
The Recipient is required immediately to repatriate to Morocco the proceeds from the sale of any Shares which may be issued to the Recipient at vesting and settlement of the Awards. Such repatriation of proceeds may need to be effectuated through a special account established by the Company, its Subsidiary or Affiliate. By accepting the Awards, the Recipient consents and agrees that the cash proceeds may be transferred to such special account prior to being delivered to the Recipient.
If repatriation of proceeds is not effectuated through a special account, the Recipient agrees to maintain his or hers own records proving repatriation and to provide copies of these records upon request from the Company, its Subsidiary and/or the Office des Changes. The Recipient is responsible for ensuring compliance with all exchange control laws in Morocco.
PAKISTAN

Terms and Conditions
Immediate Sale of Shares
Notwithstanding anything to the contrary in the Agreement and the Plan, due to local regulatory requirements, the Recipient agrees to the immediate sale of any Shares to be issued to the Recipient on the Release Date. The Recipient further agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on the Recipient’s behalf pursuant to this authorization without further consent) and the Recipient expressly authorizes the Company’s designated broker to complete the sale of such Shares. The Recipient acknowledges that the Company and its designated broker are under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company will deliver to the Recipient the cash proceeds from the sale of the Shares, less any Tax-Related Items and brokerage fees or commissions.

Notifications

Exchange Control Information

The Recipient is required immediately to repatriate to Pakistan the proceeds from the sale of Shares as described above. The Recipient should consult his or her personal advisor prior to exercise and settlement of the Awards to ensure compliance with the applicable exchange control regulations in Pakistan, as such regulations are subject to frequent change. The Recipient is responsible for ensuring compliance with all exchange control laws in Pakistan.

PHILIPPINES

Notifications

Securities Law Information

The Recipient acknowledges that the Recipient is permitted to sell Shares acquired under the Plan through the broker, provided that such sale takes place outside of the Philippines through the facilities of the New York Stock Exchange on which the Shares are listed.

The securities being offered or sold herein have not been registered with the Philippines Securities and Exchange Commission under its Securities Regulation Code (the “SRC”). Any future offer or sale thereof is subject to registration requirements under the SRC unless such offer or sale qualifies as an exempt transaction.

RUSSIA

Terms and Conditions

U.S. Transaction and Sale Restrictions

The Recipient understands that acceptance of the grant of the Award results in a contract between the Recipient and the Company completed in the United States and that the Agreement are governed by the laws of the Commonwealth of Delaware, without regard to choice of law principles thereof. Any Shares acquired under the Plan shall be delivered to the Recipient through a brokerage account in the U.S. The Recipient may hold the Shares in his or her brokerage account in the U.S.; however, in no event will Shares issued to the Recipient under the Plan be delivered to the Recipient in Russia. The Recipient is not permitted to sell the Shares directly to other Russian legal entities or individuals, nor is Recipient permitted to bring any certificates representing the Shares into Russia (if such certificates are actually issued).

Depending on the development of local regulatory requirements, the Company reserves the right to require the immediate sale of any Shares to be issued to Recipient upon vesting of the Award. By accepting the Award, Recipient acknowledges that Recipient understands and agree that the Company is authorized to, and may, in its sole discretion, instruct its designated broker to assist with the mandatory sale of Shares issued to the Recipient upon vesting of the Award (on Recipient’s behalf pursuant to this authorization) and Recipient expressly authorizes the Company’s designated broker to complete the sale of such Shares. Recipient acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the shares of Shares, Recipient will receive the cash proceeds, less any Tax-Related Items and brokerage fees or commissions.

Data Privacy

The following provision replaces Section 11 of the Agreement:

By accepting the Award, the Recipient acknowledges that he or she has read, understood and agrees to the terms regarding the collection, processing and transfer of data described in Section 11 of the Agreement. In this regard, upon request of the Company or the Employer, the Recipient agrees to provide an executed data privacy consent form or any similar agreements or consents that the Company or the Employer may deem necessary to obtain under the data privacy laws in Russia, either now or in the future. The Recipient understands that he or she will not be able to participate in the Plan if the Recipient fails to execute any such consent or agreement that may be requested.

Notifications

Securities Law Information
The Employer is not in any way involved in the offer of the Award or administration of the Plan. The Agreement, the Plan and all other materials the Recipient may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. The issuance of Shares under the Plan has not and will not be registered in Russia and hence the Shares described in any Plan-related documents may not be offered or placed in public circulation in Russia.
Please note that, under the Russian law, the Recipient is not permitted to sell or otherwise alienate the Shares directly to other Russian individuals and the Recipient is not permitted to bring Share certificates into Russia.
Exchange Control Information
The Recipient is responsible for complying with all currency control laws and regulations in Russia that may apply to participation in the Plan. Within a reasonably short time after the receipt of any funds resulting from the Award (e.g., sale proceeds, dividends, etc.), the funds must be repatriated to Russia and credited to a Russian resident Recipient through a foreign currency account at an authorized bank in Russia. After the funds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws. Effective August 2, 2014, dividends (but not dividend equivalents) do not need to be remitted to a Russian resident Recipient’s bank account in Russia but instead can be remitted directly to a foreign individual bank account (in Organisation for Economic Cooperation and Development (“OECD”) and Financial Action Task Force (“FATF”) countries). The Recipient should consult his or her personal advisor before remitting any funds into Russia, as exchange control requirements are subject to change at any time, often without notice.
Labor Law Information
If the Recipient continues to hold Common Stock acquired at vesting of the Award after an involuntary termination of employment, he or she may not be eligible to receive unemployment benefits in Russia.

SINGAPORE

Notifications

Securities Law Information

The Award is being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Recipient should note that the Award is subject to section 257 of the SFA and the Recipient should not make any subsequent sale of the Shares in Singapore or any offer of such subsequent sale of the Shares in Singapore, unless such sale or offer is made (1) after 6 months from the Award Date or (2) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Chief Executive Officer and Director Notification Requirement

If the Recipient is a Chief Executive Officer (“CEO”) or a director, associate director or shadow director of the Company’s Singapore Affiliate, the Recipient is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Company’s Singapore Affiliate in writing when the Recipient receives an interest (e.g., the Awards, Shares, etc.) in the Company or any Affiliates within two business days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when Shares are sold), or (iii) becoming a CEO, director, associate director or shadow director.

SOUTH AFRICA

Terms and Conditions

Tax Acknowledgment

By accepting the Award, the Recipient agrees to notify the Employer of the amount of any gain realized at the taxable event. If the Recipient fails to advise the Employer of the gain realized at the taxable event, the Recipient may be liable for a fine. The Recipient will be responsible for paying any difference between the actual tax liability and the amount withheld.

The Recipient is advised to carefully read the materials provided before making a decision whether to participate in the Plan. In addition, the Recipient is advised to contact a tax advisor for specific information concerning his or her personal tax situation with regard to Plan participation.

Notifications

Securities Law Notice

In compliance with South African securities laws, the Recipient is hereby notified that the following documents are available for review on the Company’s “Investor Relations” website at http://www.coca-colacompany.com/investors: Annual Reports, Quarterly Reports, Earnings Releases and Proxy Statements.

A copy of the above documents will be sent to the Recipient free of charge on written request to Investor Relations at the Coca-Cola Company, One Coca-Cola Plaza, Atlanta, Georgia 30313, USA.

Exchange Control Information

South African residents may be required to obtain approval from the South African Reserve Bank for payments (including payment of the proceeds from the sale of Shares) that he or she receives into accounts held outside of South Africa (e.g., a U.S. brokerage account). The Recipient should consult his or her personal advisor to ensure compliance with current exchange control regulations.

SPAIN

Terms and Conditions

Labor Law Acknowledgment

The following provision supplements Section 12 of the Agreement:
In accepting the Award, the Recipient consents to participate in the Plan and acknowledges that he or she has received a copy of the Plan.
The Recipient understands and agrees that the Company has unilaterally, gratuitously and discretionally decided to grant the Award under the Plan to individuals who may be employees of the Company and any Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Affiliates, over and above the specific terms of the Plan. Consequently, the Recipient understands that the Award is granted on the assumption and condition that the Award and any Shares issued under the Plan are not part of any employment contract (either with the Company or any Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Recipient understands that the Award would not be granted to the Recipient but for the assumptions and conditions referred to herein; thus, the Recipient acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the Award and any right to the Award shall be null and void.
Further, the vesting of the Award is expressly conditioned on the Recipient’s continued employment, such that upon termination of employment, the Award may cease vesting immediately, effective on the date of the Recipient’s termination of employment (unless otherwise specifically provided in the Agreement and/or the Plan). In particular, the Recipient understands and agrees that any unreleased Awards as of the date the Recipient is no longer actively employed or in service (unless otherwise specifically provided in the Agreement and/or the Plan) will be forfeited without entitlement to the underlying Shares or to any amount of indemnification in the event of termination of the Recipient’s employment by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective dismissal adjudged or recognized to be without cause, individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985.
Notifications

Securities Disclaimer
The grant of the Award is exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Spain. The grant of an Award and the Shares issued pursuant to the vesting/settlement of the Award are considered a private placement outside the scope of Spanish laws on public offerings and issuances of securities. Neither the Plan nor the Agreement have been registered with the Comisión National del Mercado de Valores and do not constitute a public offering prospectus. The grant of the Award is also anticipated to be exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation in force from July 2019.
Exchange Control Information
The acquisition, ownership and disposition of Shares and must be declared for statistical purposes to the Dirección General de Comercio e Inversiones (the “DGCI”), which is a department of the Ministry of Economy and Competitiveness. If the Recipient acquires Shares through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGCI for the Recipient; otherwise, the resident Recipient will be required make the declaration by filing the appropriate form with the DGCI. Generally, the declaration must be made in January for Shares owned as of December 31 of) the prior year; however, if the value of Shares acquired or sold exceeds €1,502,530 (or the Recipient holds 10% or more of the capital of the Company or such other amount that would entitle the Recipient to join the Company’s board of directors), the declaration must be filed within one (1) month of the acquisition or sale, as applicable.
Foreign Asset/Account Reporting Information
To the extent the Recipient holds rights or assets outside of Spain with a value in excess of €50,000 per type of right or asset (e.g., Shares, cash, etc.) as of December 31 each year, such resident will be required to report information on such rights and assets on his or her annual tax return for such year. After such rights and assets are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported rights or assets increases by more than €20,000.
Further, the Recipient will be required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the securities (including Shares acquired under the Plan) held in such accounts if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed €1,000,000.
Further, the Recipient is required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of cash or Shares made to the Recipient under the Plan) if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the relevant year, exceed €1,000,000.
SWITZERLAND

Notifications

Securities Law Notification

The grant of the Award is considered a private offering and therefore is not subject to securities registration in Switzerland.

THAILAND

Notifications

Exchange Control Information

If the proceeds from the sale of Shares or the receipt of dividends are equal to or greater than US$50,000 or more in a single transaction, Thai resident Recipients must repatriate the proceeds to Thailand immediately upon receipt and convert the funds to Thai Baht or deposit the proceeds in a foreign currency deposit account maintained by a bank in Thailand within 360 days of remitting the proceeds to Thailand. In addition, Thai resident Recipients must report the inward remittance to the Bank of Thailand on a foreign exchange transaction form.

Because exchange control regulations change frequently and without notice, the Recipient should consult his or her personal advisor before selling Shares to ensure compliance with current regulations. It is the Recipient’s sole responsibility to comply with exchange control laws in Thailand.

TURKEY

Notifications

Securities Law Information

Under Turkish law, the Recipient is not permitted to sell Shares acquired under the Plan in Turkey. The Recipient must sell the Shares acquired under the Plan outside of Turkey. The Shares are currently traded on the New York Stock Exchange in the United States under the ticker symbol “KO” and Shares may be sold on this exchange.

Exchange Control Information

Under Turkish exchange control regulations, the Recipient may be required to use a financial intermediary institution approved under the Turkish Capital Market Law to acquire or sell shares traded on a foreign market and to report such activity to the Capital Markets Board. The Recipient should consult his or her personal advisor regarding these requirements.

UNITED ARAB EMIRATES

Notifications

Securities Law Information

Participation in the Plan is being offered only to selected Recipients and is in the nature of providing equity incentives to Recipients in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such Recipients and must not be delivered to or relied on by any other person. Prospective purchasers of the securities offered, including the Recipient, should conduct their own due diligence on the securities The Recipient is encouraged to consult a legal or financial advisor if the Recipient does not understand the contents of The Agreement or the Plan or any aspect of the Award.

If the Recipient does not understand the contents of the Plan and the Agreement, the Recipient should consult an authorized financial adviser. The Emirates Securities and Commodities Authority and the Dubai Financial Services Authority have no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes
The following provisions supplement Section 7 of the Agreement:
If payment or withholding of income taxes is not made within ninety (90) days of the end of the tax year in which the income tax liability arises, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by the Recipient to the Employer, effective on the Due Date. The Recipient understands and agrees that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable by the Recipient, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in Section 7 of the Agreement.
Notwithstanding the foregoing, if the Recipient is a director or an executive officer (as within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the Recipient will not be eligible for such a loan to cover the uncollected income tax. In the event that the Recipient is a director or executive officer and the income tax is not collected from or paid by the Recipient by the Due Date, the Recipient understands that the amount of any uncollected income tax may constitute a benefit to the Recipient on which additional income tax and national insurance contributions (“NICs”) may be payable. The Recipient will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as appropriate) for the value of any employee NICs due on this additional benefit, which the Company and/or the Employer may recover from the Recipient by any of the means referred to in Section 7 of the Agreement.
Notifications
Securities Disclaimer
The grant of the Award is exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in the UK. The grant of the Award is also anticipated to be exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation in force from July 2019.
This Agreement is not an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan. The Plan and the Award are exclusively available in the UK to bona fide employees and former employees and any other UK Subsidiary of the Company.
Non-Qualification
The Award is not intended to be tax-qualified or tax-preferred for purposes of tax rules in the United Kingdom.
Tax Consultation
The Recipient understands that he or she may suffer adverse tax consequences as a result of his or her acquisition or disposition of the Shares. The Recipient represents that he or she will consult with any tax advisors he or she deems appropriate in connection with the acquisition or disposition of the Shares and that the Recipient is not relying on the company or any Affiliate for any tax advice.
URUGUAY

Data Privacy

The following provision supplements Section 11 of the Agreement:

The Recipient understands that his or her Data will be collected by his or her Employer and will be transferred to the Company at One Coca-Cola Plaza, Atlanta Georgia, 30313, United States and/or any financial institutions or brokers involved in the management and administration of the Plan. The Recipient further understands that any of these entities may store the Recipient’s Data for purposes of administering his or her participation in the Plan.